Exhibit 10.5.1


                             BOSTON EDISON COMPANY

                          DEFERRED COMPENSATION TRUST

                               Amendment No. 1
                               ---------------

     The Boston Edison Company Deferred Compensation Trust (the "Trust") was established pursuant to a trust agreement (the "Agreement") dated February 2, 1993 to serve as a so-called "rabbi trust" in connection with certain deferred-compensation obligations of Boston Edison Company (the "Company"). Certain of the Company's deferred compensation plans associated with the Trust provide for the notional investment of deferred amounts in shares of common stock of the Company ("Common Stock"). The Company has directed
State Street Bank and Trust Company, as trustee of the Trust (the "Trustee"), to acquire shares of Common Stock in order more accurately to reflect the unfunded deferred compensation obligation of the Company. In connection with the Trust's acquisition and holding of such securities, the Company wishes to modify and clarify those provisions of the Agreement dealing with the voting of shares held in the Trust. Accordingly, pursuant to Section 9.1 of the Agreement, the Company amends the agreement as follows, effective January 1, 1994:


     1.  The penultimate sentence of Section 4.2 of the Agreement (begins:
"All rights associated with assets of the Trust . . .") is deleted and replaced with the following text:

     "All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, or by the Company or an Investment Manager as herein provided. Except as hereinafter provided, such rights shall not be exercisable by or rest with Plan participants. In its discretion and subject to such limitations as it may determine, the Company may direct that securities of the Company held in Trust be voted in proportion to the instructions of those Plan participants whom the Company may from time to time specify. Any such directions by Plan participants shall be in a form acceptable to the Trustee and shall be deemed instruction from the Company for all purposes of this Section 4.2. Nothing herein shall be deemed to give any Plan participant rights in or to any specific assets of the Trust, nor any right to exercise voting rights of the Company with respect to securities held in Trust except as the Company may specify in accordance with the preceding provisions of this Section 4.2."


     2.  Section 4.4 is amended by adding thereto the following text:

     "If the Company so directs the Trustee with respect to securities of the Company held in Trust, the Trustee shall also send such materials to those Plan participants specified by the Company."

     IN WITNESS WHEREOF, Boston Edison Company has caused this instrument of amendment to be executed this 31st day of March, 1994.







                                               BOSTON EDISON COMPANY



                                          By:  /s/ Marc S. Alpert
                                               ----------------------------
                                               Vice President and Treasurer

   State Street Bank and Trust
   Company, as trustee of the
   Trust, hereby consents to
   the foregoing amendment as
   of the date above written.


    STATE STREET BANK AND TRUST COMPANY


By:  /s/ Judith A. Parker
     ----------------------------------